UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES
Annual Report on Form 10-K
--------------------------------------------------------------------------------

                                                                      EXHIBIT 21


               UNITRODE CORPORATION AND CONSOLIDATED SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

All operating subsidiaries of the Registrant as of January 31, 1998 (except subsidiaries which considered in the aggregate do not constitute a significant subsidiary) were as follows:

                                                                           % of Voting
                                                   Jurisdiction of          Securities
Name of Subsidiary                                 Incorporation              Owned
------------------                                 -------------            ----------

Unitrode B.V.                                        Netherlands               100%

Unitrode Electronics Asia Ltd.                       Hong Kong                 100%

Unitrode Electronics GmbH                            West Germany              100%

Unitrode Electronics (Singapore) Pte. Ltd.           Singapore                 100%

Unitrode S.r.l.                                      Italy                     100%

Unitrode U.K. Limited                                United Kingdom            100%




                                       41